Exhibit 99.1

Contacts:	Brian W. Bethers	Robert G. Hunter
	President	CFO
	1-800 CONTACTS, INC.	1-800 CONTACTS, INC.
	(801) 316-5000	(801) 316-5000
	investors@contacts.com	investors@contacts.com

For Immediate Release

1-800 CONTACTS Announces Close of ClearLab Transactions

DRAPER, Utah, July 5, 2007 /PRNewswire-FirstCall/ — 1-800 CONTACTS, INC. (Nasdaq: CTAC) (the “Company”) today announced that it has closed the transactions for the sale of its ClearLab business.  The Company sold ClearLab’s flat pack technology and certain other intellectual property to Menicon Co., Ltd., Japan’s largest independent contact lens manufacturer on June 15, 2007, and sold ClearLab’s manufacturing, distribution and customer support operations to Mi Gwang Contact Lens Co., Ltd., a Korean-based contact lens manufacturer on June 30, 2007.

Jonathan Coon, Chief Executive Officer, remarked, “We have now finalized these transactions that we announced on May 29.  We received the expected $32 million in cash and $6.5 million in Mi Gwang’s stock upon closing these transactions, which will allow us to pay off all of our outstanding debt and capital lease obligations.  In addition, as previously announced, we expect to receive from Menicon deferred cash payments of up to $5 million upon Menicon reaching certain milestones, as well as possible earn-out payments over a minimum fifteen-year term.”

About 1-800 CONTACTS, INC.

1-800 CONTACTS offers consumers an attractive alternative for obtaining replacement contact lenses in terms of convenience, price, and speed of delivery. Through its easy-to-remember, toll-free telephone number, “1-800 CONTACTS” (1-800-266-8228), and its Internet web site, www.1800contacts.com, the Company sells all of the popular brands of contact lenses. 1-800 CONTACTS offers products at competitive prices, while delivering a high level of customer service.

ClearLab develops and manufactures a wide range of disposable contact lens products and distributes these lenses in markets outside of the United States.  More information about ClearLab can be found at its website, www.clearlab.com.

About Menicon Co., Ltd.

Menicon Co., Ltd. (www.menicon.com), founded by Mr. Kyoichi Tanaka in 1951, is the largest independent contact lens manufacturer in Japan and the only manufacturer in the world dedicated to all areas of contact lens related businesses including development and manufacturing of hyper-Dk GP Lenses, silicone hydrogel lenses, and multi purpose lens care solutions.

About Mi Gwang Contact Lens Co., Ltd

Mi Gwang is one of the leading contact lens manufacturers in Korea.  Mi Gwang is publicly traded on the Korea Stock Exchange.   More information can be found at its website, www.migwang.com or at the Korea Exchange website, eng.krx.co.kr (ticker: 066850).

Forward-looking Statements

This press release contains a number of statements about the Company’s future business prospects which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include all statements which are not purely historical and include, but are not necessarily limited to, all statements relating in any way to the transactions with Menicon and Mi Gwang; the anticipated future consideration to be paid by Menicon; and all post-closing obligations of the Company, Menicon, or Mi Gwang.  All such forward-looking statements are based upon information available to the Company as of the date hereof, and the Company disclaims any intention or obligation to update any such forward-looking statements.  Actual results could differ materially from current expectations.  Factors that could cause or contribute to such differences include, among others, the risks and uncertainties identified in the reports filed from time to time by the Company with the U.S. Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Information on the Company’s websites, other than the information specifically referenced in this press release, shall not be deemed to be part of this press release.